UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date (Date of earliest event reported)   June 21, 1996



                          PIPER JAFFRAY COMPANIES INC.
             (Exact name of Registrant as specified in its charter)


Delaware                              1-7421                        41-1233380
(State or other jurisdiction of   (Commission File             (I.R.S. Employer
 incorporation)                       Number)                Identification No.)


Piper Jaffray Tower,       222 South 9th Street, Minneapolis, Minnesota   55402
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:    (612) 342-6000










                       Exhibit Index located at Page 4.

Item 5.  Other Events.

On June 21, 1996, Piper Jaffray Companies Inc. (the "Company") announced that the Company and the attorneys representing certain shareholders of several closed-end funds managed by Piper Capital Management Incorporated (Piper Capital), a wholly owned subsidiary of the Company, reached an agreement in principle to settle purported class action litigation brought on behalf of fund shareholders. The agreement in principle, which affects American Government Income Fund (AGF), American Government Income Portfolio (AAF), American Opportunity Income Fund (OIF), American Government Term Trust (AGT), American Strategic Income Portfolios I, II and III (ASP, BSP, and CSP, respectively) and American Select Portfolio (SLA), requires approval by the U.S. Federal Court and the Piper Jaffray Companies Inc. board of directors. The terms of the agreement call for a payment to fund shareholders by the Company and Piper Capital of approximately $15.5 million, less attorney's fees; an offer to repurchase up to 25 percent of the outsanding shares of AGF, AAF and OIF from current shareholders by each of the individual funds at Net Asset Value (NAV); and an offer to repurchase up to 10 percent of the outstanding shares of ASP, BSP, CSP and SLA from current shareholders by each of the individual funds at NAV.

The $15.5 million settlement will be paid in a combination of $500,000 cash payable upon preliminary court approval of the definitive settlement agreement, $5.0 million cash payable upon the effective date of the settlement after final court approval and payments of $2.5 million on each anniversary of the effective date for the next four years. The Company will record the settlement charge in the third quarter ending June 30, 1996.


Item 7.  Financial Statements and Exhibits.

   (c)      Exhibits.
     99 (a) Press release dated June 21, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 PIPER JAFFRAY COMPANIES INC.



                                 /s/ Deborah K. Roesler
                               DEBORAH K. ROESLER
                                 Chief Financial Officer and Managing Director

Dated June 26, 1996

                                INDEX OF EXHIBITS

Exhibit No.      Exhibit                                       Form of Filing

     99 (a) Press release dated June 21, 1996.                    (Electronic
                                                                Transmission)

                                                         EXHIBIT 99 (a)


FOR IMMEDIATE RELEASE                           Contact:  Marie Uhrich
                                                          612-342-6583

Piper Jaffray Companies Announces $15.5 Million
Settlement Agreement in Closed-End Fund Litigation

MINNEAPOLIS - June 21, 1996 - Piper Jaffray Companies Inc. (NYSE: PJC) and attorneys representing shareholders of several Piper Capital Management closed-end funds today announced that they have reached an agreement in principle to settle purported class action litigation brought on behalf of fund shareholders. The terms of the settlement call for a combination of $15.5 million and share repurchase offers. The settlement has been approved by the board of directors of each of the settling funds and requires approval of the Piper Jaffray Companies, Piper Jaffray Inc. and Piper Capital Management boards of directors.

The agreement affects American Government Income Fund (AGF), American Government Income Portfolio (AAF), American Opportunity Income Fund (OIF), American Government Term Trust (AGT), American Strategic Income Portfolios I, II and III (ASP, BSP and CSP) and American Select Portfolio (SLA). Investors who acquired shares in these funds during the purported class periods, which include dates between May 25, 1988, and May 1, 1995, are eligible to submit claims regardless of whether they are current shareholders in these funds. AGT was dissolved on Dec. 21, 1995, after a shareholder vote.

The settlement will result in payment to fund shareholders by Piper Jaffray Companies and Piper Capital Management of $15.5 million, less attorney's fees. None of the $15.5 million will be paid by the settling funds. The agreement requires U.S. federal court approval.

The agreement also stipulates that each of AGF, AAF and OIF will offer to repurchase up to 25 percent of its outstanding shares from current shareholders at net asset value. If the discounts between net asset value and market price of these funds do not decrease to 5 percent or less within approximately two years after the effective date of the settlement, the fund boards will submit shareholder proposals to convert these funds to an open-end format unless they determine at that time that it would not be in fund shareholders' best interests to do so. The fund boards have stated that they currently cannot foresee any reason why they would not present such a shareholder proposal if the discount remains greater than 5 percent.

In addition, the agreement stipulates that each of ASP, BSP, CSP and SLA will offer to repurchase up to 10 percent of its outstanding shares from current shareholders at net asset value.

The repurchase offers will occur after the effective date of the settlement following final court approval. Shareholders may elect not to submit their shares for repurchase, or may submit only a portion of their shares.

"We believe that this is a timely and reasonable resolution to this issue that will benefit fund shareholders," said Addison L. Piper, Piper Jaffray Companies chairman and chief executive officer.

Steve Berman, of Hagens & Berman, counsel for the plaintiffs, said he believes the outcome was excellent considering the terms, timing and certainty of the result. "This is a great settlement that nets class members substantial value," Berman said.

The settlement payments will be made in a combination of $500,000 cash payable upon preliminary court approval of the definitive settlement agreement, $5.0 million cash payable upon the effective date of the settlement after final court approval and payments of $2.5 million on each anniversary of the effective date for the next four years. The Company will record the settlement charge in its third fiscal quarter ending June 30, 1996.

"After the settlement charge is taken, our financial condition will remain strong and there will be no effect on day-to-day operations," Piper said.

Eligible settlement class members will be required to show proof of ownership during the class period and file a claim of loss. Class members can expect to learn more about the settlement proposal via mail and/or newspaper advertising in late 1996 or early 1997 or can contact the plaintiffs' attorney, Steve Ber-man, at 206-623-7292 for more information.


Piper Jaffray Companies Inc. was founded in 1895 and has built a reputation as one of the nation's premier full-service investment companies. Piper Jaffray Companies is the parent company of Piper Jaffray Inc., an investment firm with 78 retail sales offices in 17 Midwest, Mountain, Southwest and Pacific Coast states and capital markets offices in 15 cities. Other subsidiaries include Piper Capital Management Incorporated, a money management company with approximately $9 billion under management; and Piper Trust Company, a provider of trust services to individuals and institutions. Piper Jaffray Inc. is a member of SIPC, the New York Stock Exchange and other major stock exchanges. For more information about Piper Jaffray Companies, visit our home page on the Internet at http://www.piperjaffray.com.